                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 20, 2003 (except for Note M, as to which the date is March 28, 2003) accompanying the consolidated financial statements of Numerex Corp. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP


Atlanta, Georgia
May 9, 2003